                                                           EXHIBIT 4.21

                  SUBSIDIARIES' TRADEMARK SECURITY AGREEMENT

          TRADEMARK SECURITY AGREEMENT, dated as of December 11, 1997, made by each corporation signatory identified on Schedule A hereto (each such entity, a "Grantor"), in favor of STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company, as trustee (in such capacity, the "Trustee") for the holders of the Notes (as hereinafter defined) (the "Noteholders"), pursuant to the Indenture, dated as of December 11, 1997 (as amended, supplemented or otherwise modified from time to time, the "Indenture"), among RBX Corporation, a Delaware corporation, as issuer (the "Company"), Groendyk Manufacturing Company, Inc., Hoover-Hanes Rubber Custom Mixing Corp., Midwest Rubber Custom Mixing Corp., OleTex Inc., Rubatex Corporation, Universal Polymer & Rubber Inc., Universal Rubber Company and Waltex Corporation, as guarantors (the "Subsidiary Guarantors"), and the Trustee.

                                  WITNESSETH
                                  ----------
          WHEREAS, the Company will issue 12% Senior Secured Notes due 2003 in the aggregate principal amount of $100,000,000 (the "Notes") pursuant to the Indenture;

          WHEREAS, it is a requirement of the Indenture that each Grantor guarantees payment and performance of the Company's obligations under the Indenture, the Notes and the other Collateral Documents (as defined);

          WHEREAS, in satisfaction of such condition, each Grantor has entered into a Subsidiary Guarantee dated as of December 11, 1997, (as amended, supplemented or otherwise modified from time to time, the "Subsidiary Guarantees") for the benefit of the Trustee and the Noteholders;

          WHEREAS, each Grantor has executed and delivered the Subsidiaries' Security Agreement, of even date herewith (as amended, supplemented or otherwise modified from time to time, the "Subsidiaries' Security Agreement"), in favor of the Trustee for the benefit of the Noteholders;

          WHEREAS, each Grantor owns, or is licensed to use, the Trademarks and Trademark Licenses (each as hereinafter defined) described on Schedule 1 hereto;

          WHEREAS, pursuant to the terms of the Subsidiaries' Security Agreement, each Grantor has mortgaged, pledged and granted to the Trustee, for the benefit of the Trustee and the Noteholders, a security interest in all right, title and interest of each Grantor in, to and under the Collateral (as hereinafter defined), including the property described on Schedule 1 hereto, whether presently existing or hereafter arising or acquired, and all proceeds thereof, including, without limitation, any and all causes of action which may exist by reason of infringement thereof for the full term of the Trademarks, to secure the payment of the Obligations (as hereinafter defined);

          WHEREAS, for convenience of reference and recordation, but with no intention to supersede the terms of the Subsidiaries' Security Agreement, the parties hereto have entered into this Trademark Security Agreement; and

          WHEREAS, it is a further requirement of the Indenture that each Grantor shall have executed and delivered this Trademark Security Agreement to the Trustee for the benefit of the Trustee and the Noteholders.

          NOW, THEREFORE, in consideration of the premises, each Grantor hereby agrees with the Trustee, for the benefit of the Trustee and the Noteholders, as follows:

          1.     Defined Terms.

               (1) Unless otherwise defined herein, terms defined in the Indenture and used herein shall have the meanings given to them in the Indenture. The following terms, which are defined in the Uniform Commercial Code in effect in the State of New York on the date hereof, are used herein as so defined: Accounts, Equipment, General Intangibles and Proceeds.

               (2)     The following terms shall have the following meanings:

          "Closing Date":  the date of the Indenture.

          "Code": The Uniform Commercial Code as from time to time in effect in the State of New York.

          "Collateral": as defined in Section 2 of this Trademark Security Agreement.

          "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Material Adverse Effect": a material adverse effect on (a) the business, assets, operations, property or condition (financial or otherwise) of the Company and the Subsidiary Guarantors, taken as a whole, (b) the ability of the Company or any of the Subsidiary Guarantors, to perform their respective obligations under the Indenture, the Notes, the Subsidiary Guarantees, the Registration Rights Agreement and the Collateral Documents,
(c) the validity or the enforceability of the Indenture, the Notes, the Subsidiary Guarantees, the Registration Rights Agreement and the Collateral Documents or (d) the rights or remedies of the Trustee, for the benefit of the Trustee and the Noteholders, hereunder or thereunder.

          "Obligations": as defined as "Guarantee Obligations" in the Indenture.

          "RBX Parties": the Company, the Subsidiary Guarantors and any new Subsidiary complying with Section 4.14 of the Indenture; individually, a "RBX Party."

          "Requirement of Law": as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination or an arbitrator or a court of other Governmental Authority, in each case applicable to or binding upon such Person or any of its material property (including the properties subject to the Mortgages and Deeds of Trust) or to which such Person or any of its material property is subject.

          "Trademarks": (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and the goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the

United States, any state thereof or any other country or any political subdivision thereof, or otherwise, including, without limitation, those listed in Schedule 1 hereto, and (ii) all renewals thereof.

          "Trademark License": any agreement, whether written or oral, providing for the grant by each Grantor of any right to use any Trademark, including, without limitation, those listed in Schedule 1 hereto.

          "Trademark Security Agreement": this Trademark Security Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

          2.     Security Interest.

               2.1 Grant of Security Interest. As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations, each Grantor hereby grants to the Trustee for the benefit of the Trustee and the Noteholders and their successors and assigns a security interest in all of the following property now owned or at any time hereafter acquired by each Grantor or in which each Grantor now has or at anytime in the future may acquire any right, title or interest (collectively, the "Collateral"):

               (a)     all Trademarks;

               (b)      all Trademark Licenses;

               (c) all General Intangibles connected with the use of, and symbolized by, Trademarks; and

               (d) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing,

to have and to hold, together with all rights, titles, interests, powers, privileges and preferences pertaining or incidental thereto for the benefit of the Noteholders.

               2.2 No Assumption of Liability. The security interest in the Collateral is granted as security only and shall not subject the Trustee to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral.

          3. Representations and Warranties. Each Grantor hereby represents and warrants that:

               (1) Trademarks. Schedule 1 hereto includes all Trademarks owned by each Grantor on the date hereof registered in the United States Patent and Trademark Office (the "PTO") and all other Trademarks and Trademark Licenses owned by each Grantor in its own name as of the date hereof which are material to the business of the Company and its Subsidiaries, taken as a whole. To the best of each Grantor's knowledge, each Trademark is valid, subsisting, unexpired, enforceable and has not been abandoned, except to the extent that the failure to be valid, subsisting, unexpired or enforceable or the abandonment thereof would not be reasonably likely to have a Material Adverse Effect. Except as set forth in such Schedule, none of such Trademarks is the subject of any licensing or franchise agreement. No holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of any Trademark except for such holdings, decisions or judgments that would not be reasonably likely to have a Material Adverse Effect. No action or proceeding is pending seeking to limit, cancel or question the validity of any Trademark, which, if adversely determined, would be reasonably likely to have a Material Adverse Effect.

               (2) Chief Executive Office. As of the Closing Date, each Grantor's chief executive office and chief place of business is located at 5221 ValleyPark Drive, Roanoke, VA 24019.

          4. Covenants. Each Grantor covenants and agrees with the Trustee and the Noteholders that, from and after the date of this Trademark Security Agreement until the payment in full or Legal Defeasance of all principal of, interest on, premium, if any, and Liquidated Damages, if any, with respect to the Notes and any other Obligations for the payment of money then due and owing to any Noteholder or the Trustee under the Indenture or any Collateral Document:

               (1) Further Documentation. At any time and from time to time, upon the written request of the Trustee, and at the sole expense of each Grantor, each Grantor will promptly and duly execute and deliver such further instruments and documents and take such further action as the Trustee may reasonably request for the purpose of obtaining or preserving the full benefit of this Trademark Security Agreement and of the rights and powers herein granted.

               (2)     Indemnification.

                    (1) Each Grantor agrees to pay, and to save the Trustee and the Noteholders harmless from, any and all liabilities, costs and expenses (including, without limitation, legal fees and expenses) (i) with respect to, or resulting from any delay in paying, any and all excise, sales or other taxes that may be payable or determined to be payable with respect to any of the Collateral, (ii) with respect to, or resulting from, any delay in complying with any Requirement of Law applicable to any of the Collateral and
(iii) in connection with any of the transactions contemplated by this Trademark Security Agreement. In any suit, proceeding or action brought by the Trustee or any Noteholder for any amounts owed, each Grantor will save, indemnify and keep the Trustee and such Noteholder harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a material breach by each Grantor of any obligation thereunder or arising under any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or its successors from such Grantor. The Trustee may have separate counsel and the Grantors shall pay the reasonable fees and expenses of such counsel. The Grantors need not pay for any settlement made without their consent, which consent shall not be unreasonably withheld.

                    (2) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

               (3)     Trademarks.

                    (1) Each Grantor will, except with respect to any Trademark that is not material to the business of the Company and its Subsidiaries taken as a whole, to the extent consistent with its business judgment, (A) continue to use each Trademark on the same goods and services it is currently used on (except that each Grantor, in its reasonable business judgment, may also decide not to reissue or renew trademark license agreements to which it is a party), (B) maintain quality control over all products manufactured, distributed or sold, and all services offered under each Trademark, (C) not knowingly do or omit to do any act which would result in the invalidation of any Trademark, and (D) take all steps which in its business judgment are commercially reasonable to prevent a licensee from doing or omitting to do any act which would result in the invalidation of any Trademark.

                    (2) Each Grantor will notify the Trustee of any (A) abandonment of a Trademark; (B) abandonment of an application to register a Trademark; or (C) determination by a court or tribunal in the country where
(1) the Trademark is registered, or (2) the Trademark application is pending, or (3) the unregistered Trademark is used, that each Grantor does not own all right, title and interest to the Trademark or Trademark application, or of any other adverse determination of such court or tribunal relating to any Trademark or Trademark application; provided that (x) each Grantor has actual notice of such event and (y) such Trademark or Trademark application is material to the business of the Company and its Subsidiaries, taken as a whole.

                    (3) Whenever each Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of a Trademark with the PTO or any similar office or agency in any other country or any political subdivision thereof, each Grantor shall report such filing to the Trustee and the Noteholders within five Business Days after the last day of the calendar year in which such filing occurs (or, if the Trustee reasonably so requests in writing, more often). Upon request of the Trustee, each Grantor shall execute and deliver any and all agreements, instruments, documents, and papers as the Trustee may reasonably request to evidence the Trustee's security interest (for the benefit of the Trustee and the Noteholders) in any Trademark and the goodwill and General Intangibles, if any, of each Grantor relating thereto or represented thereby, and each Grantor hereby constitutes the Trustee its attorney-in-fact to execute and file all such writings for the purposes of so evidencing the Trustee's security interest (and the Trustee agrees to notify each Grantor that any such filing has been made, provided that any failure to so notify shall not invalidate any such actions by the Trustee), all lawful acts of such attorney being hereby ratified and confirmed; such power being coupled with an interest is irrevocable until the Obligations are paid in full and have been terminated.

                    (4) Each Grantor will, except with respect to any trademark application or registration that is not material to the business of the Company and its Subsidiaries, taken as a whole, take all reasonable and necessary steps, as it shall deem appropriate under the circumstances, in accordance with its reasonable business judgment, including, without limitation, in any proceeding before the PTO, or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each trademark application (and to obtain the relevant registration and to maintain such registration), including, without limitation, where appropriate filing of applications for renewal, affidavits or use and affidavits of incontestability.

                    (5) In the event that any Trademark included in the Collateral is materially infringed, misappropriated or any Trademark is diluted by a third party, each Grantor shall promptly notify the Trustee after it learns thereof and shall, unless each Grantor shall reasonably determine that such Trademark is not of material economic value to each Grantor, take such actions as each Grantor shall reasonably deem appropriate under the circumstances to protect such Trademark.

          5. Limitation on Duties Regarding Preservation of Collateral. The Trustee's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Trustee deals with similar property for its own account. Neither the Trustee, any Noteholder, nor any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of each Grantor or any other Person.

          6. Severability. Any provision of this Trademark Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          7. Section Headings. The section and subsection headings used in this Trademark Security Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

          8. No Subrogation. Notwithstanding anything to the contrary in this Trademark Security Agreement, each Grantor hereby irrevocably waives all rights which may have arisen in connection with this Trademark Security Agreement to be subrogated to any of the rights (whether contractual, under the Bankruptcy Code, including Section 509 thereof, under common law or otherwise) of the Trustee or the Noteholders against the Company or against any collateral security or guarantee or right of offset held by the Trustee or the Noteholders for the payment of the Obligations until all amounts owing to the Trustee and the Noteholders on account of the Obligations are paid in full and have been terminated. Each Grantor hereby further irrevocably waives all contractual, common law, statutory or other rights of reimbursement, contribution, exoneration or indemnity (or any similar right) from or against the Company or any other Person which may have arisen in connection with this Trademark Security Agreement until all amounts owing to the Trustee and the Noteholders on account of the Obligations are paid in full and have been terminated. So long as the Obligations remain outstanding, if any amount shall be paid on or on behalf of the Company to each Grantor on account of any of the rights waived in this Section 8, such amount shall be held by each Grantor in trust, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Trustee for the benefit of the Trustee and the Noteholders in the exact form received by each Grantor (duly endorsed by each Grantor to the Trustee, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Trustee may determine.

          9. Amendments in Writing; No Waiver; Cumulative Remedies. (a) None of the terms or provisions of this Trademark Security Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Company and the Trustee, provided that any provision of this Trademark Security Agreement may be waived by the Trustee and the Noteholders in a letter or agreement executed by the Trustee or by telex or facsimile transmission from the Trustee.

               (b) Neither the Trustee nor any Noteholder shall by any act (except by a written instrument pursuant to paragraph 9(a) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Trustee or any Noteholder, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Trustee or any Noteholder of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Trustee or such Noteholder would otherwise have on any future occasion.

               (c) The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

          10. Notices. All notices, requests and demands to or upon the Trustee or any Grantor to be effective shall be in writing (or by telex, fax or similar electronic transfer confirmed in writing) and shall be deemed to have been duly given or made (1) when delivered by hand; (2) if given by mail, three days after deposited in the mails by certified mail, return receipt requested, postage prepaid or (3) if by telex, fax or similar electronic transfer, when sent and receipt has been confirmed, addressed as follows:

               (1) if to the Trustee, at its address or transmission number for notices provided in Section 13.02 of the Indenture; and

               (2) if to a Grantor, at the address or transmission number for notices to the Company as provided in Section 13.02 of the Indenture.

               The Trustee and each Grantor may change their addresses and transmission numbers for notices by notice in the manner provided in this Section.

          11. Successors and Assigns. This Trademark Security Agreement shall be binding upon the successors and assigns of the Company and shall inure to the benefit of the Trustee and the Noteholders and their successors and assigns.

          12. Submission To Jurisdiction: Waivers. Each Grantor hereby irrevocable and unconditionally:

               (1) submits for itself and its property in any legal action or proceeding relating to this Trademark Security Agreement, the Subsidiaries' Security Agreement and the other Collateral Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the nonexclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

               (2) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of am' such action or proceeding in any such court or that such action or proceeding was brought in an inconvenience court and agrees not to plead or claim the same;

               (3) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to each Grantor at its address set forth in Section 13.02 of the Indenture or at such other address of which the Trustee shall have been notified pursuant thereto;

               (4) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

               (5) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

          13.     Acknowledgments.  Each Grantor hereby acknowledges that:

               (1) it has been advised by counsel in the negotiation, execution and delivery of this Trademark Security Agreement, the Subsidiaries' Security' Agreement and the other Collateral Documents to which it is a party;

               (2) neither the Trustee nor any Noteholder has any fiduciary relationship with or duty to it or any other RBX Party arising out of or in connection with this Trademark Security Agreement, the Subsidiaries' Security Agreement or any of the other Collateral Documents, and the relationship between the Trustee and Noteholders, on one hand, and the RBX Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

               (3) no joint venture is created hereby or by the other Collateral Documents or otherwise exists by virtue of the transactions contemplated hereby among the Noteholders, the Trustee and the RBX Parties.

          14. WAIVER OF JURY TRIAL. EACH GRANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS TRADEMARK SECURITY AGREEMENT OR ANY OTHER DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

          15. GOVERNING LAW. THIS TRADEMARK SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PROVISIONS THEREOF.

          16. Authority of Trustee. Each Grantor acknowledges that the rights and responsibilities of the Trustee under this Trademark Security Agreement with respect to any action taken by the Trustee or the exercise or non-exercise by the Trustee of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Trademark Security Agreement shall, as between the Trustee and the Noteholders, be governed by the Indenture, but, as between the Trustee and each Grantor, the Trustee shall be conclusively presumed to be acting as agent for the Noteholders with full and valid authority so to act or refrain from acting, and each Grantor shall not be under any obligation, or entitlement, to make any inquiry respecting such authority.

          17. Incorporation of Subsidiaries' Security Agreement Provisions. Each Grantor hereby acknowledges and affirms that the rights and remedies of the Trustee with respect to the security interest in the Collateral made and granted hereby are more fully set forth in the Subsidiaries' Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. Nothing in this Trademark Security Agreement shall defer or impair the attachment or perfection of any security interest in any collateral covered by the Subsidiaries' Security Agreement which would attach or be perfected pursuant to the terms thereof without action by each Grantor of any other Person.

          18. Release of Collateral and Termination. (a) Upon the payment in full or Legal Defeasance of all principal of, interest on, premium, if any, and Liquidated Damages, if any, with respect to the Notes and any other Obligations for the payment of money then due and owing to any Noteholder or the Trustee under the Indenture and the Collateral Documents, the Collateral shall be released from the Liens created hereby, and this Trademark Security Agreement and all obligations (other than those expressly stated to survive such termination) of the Trustee and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to each Grantor. Upon request of each Grantor following any such termination, the Trustee shall deliver (at the sole cost and expense of each Grantor) to each Grantor and Collateral held by the Trustee hereunder, and execute and deliver (at the sole cost and expense of each Grantor) to each Grantor such documents as each Grantor shall reasonably request to evidence such termination.

               (b) If any of the Collateral shall be sold, transferred or otherwise disposed of by each Grantor in a transaction permitted by the Indenture, then the Trustee shall execute and deliver to each Grantor (at the sole cost and expense of each Grantor) all releases, termination statements or other documents reasonably necessary for the release of the Liens created hereby on such Collateral.

          19. Contradictory Provisions. In the event any one or more of the provisions of this Agreement shall be found in a final judgment of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, to contradict or otherwise limit any provision in the Indenture, the provision in the Indenture shall control.

          IN WITNESS WHEREOF, the undersigned have caused this Trademark Security Agreement to be duly executed and delivered as of the date first above written.


                                  GROENDYK MANUFACTURING COMPANY, INC.


                                  By:    /s/ Frank H. Roland
                                     --------------------------------
                                  Name:  Frank H. Roland
                                  Title: President and Chief Executive Officer


                                  HOOVER-HANES RUBBER CUSTOM MIXING CORP.


                                  By:    /s/ Frank H. Roland
                                     --------------------------------
                                  Name:  Frank H. Roland
                                  Title: President and Chief Executive Officer


                                  MIDWEST RUBBER CUSTOM MIXING CORP.


                                  By:    /s/ Frank H. Roland
                                     --------------------------------
                                  Name:  Frank H. Roland
                                  Title: President and Chief Executive Officer


                                  OLETEX INC.


                                  By:    /s/ Frank H. Roland
                                     --------------------------------
                                  Name:  Frank H. Roland
                                  Title: President and Chief Executive Officer


                                  RUBATEX CORPORATION


                                  By:    /s/ Frank H. Roland
                                     --------------------------------
                                  Name:  Frank H. Roland
                                  Title: President and Chief Executive Officer

                                  UNIVERSAL POLYMER & RUBBER INC.


                                  By:    /s/ Frank H. Roland
                                     --------------------------------
                                  Name:  Frank H. Roland
                                  Title: President and Chief Executive Officer


                                  UNIVERSAL RUBBER COMPANY


                                  By:    /s/ Frank H. Roland
                                     --------------------------------
                                  Name:  Frank H. Roland
                                  Title: President and Chief Executive Officer


                                  WALTEX CORPORATION


                                  By:    /s/ Frank H. Roland
                                     --------------------------------
                                  Name:  Frank H. Roland
                                  Title: President and Chief Executive Officer

[NAME OF GRANTOR]

STATE OF                 )
                         )  ss.:
COUNTY OF                )

          On the ____ day of December, 1997 before me personally came _______________, ___________________, to me personally known and known to me to be the person described in and who executed the foregoing instrument as _________ of ____________________________, who, being by me duly sworn, did depose and say that he resides at _______________________; that he is _________ of _________________________, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that said instrument was signed and sealed on behalf of said corporation by order of its Board of Directors; that he signed his name thereto by like order; and that he acknowledged said instrument to be the free act and deed of said corporation.



                                   ---------------------------------------
                                   Name:


[NOTARIAL SEAL]

                                                                 Schedule 1
                                            to Trademark Security Agreement
                                            -------------------------------

                       TRADEMARK AND TRADEMARK LICENSES
                       --------------------------------
TRADEMARKS

                       TRADEMARK REGISTRATION
                       NUMBER OR (APPLICATION   REGISTRATION OR
   TRADEMARKS              SERIAL NUMBER)        (FILING DATE)     COUNTRY
   ----------          ----------------------   ---------------    -------
       -                         -                     -             -
372                             672358            13-Jan-1959     USA
BONDTEX                         220506            12-Jul-1974     Canada
BONDTEX                         986673            25-Jun-1974     USA
BONDTEX and design              1460057           06-Oct-1987     USA
CLIMATUBE                       258927            15-May-1981     Canada
CLIMATUBE                       1160006           07-Jul-1981     USA
COMFORTEX                       483064            26-Sep-1997     Canada
COMFORTEX                       512117            30-Nov-1995     Mexico
COMFORTEX                       2052034           15-Apr-1997     USA
CON-SERV                        1414230           21-Oct-1986     USA
DYK BRAND and design            187763            12-Jan-1973     Canada
ENSOLITE                        UCA/45948         17-Feb-1953     Canada
GARDENER'S GRIP                 1630035           01-Jan-1991     USA
GROENDYK                        74/728864         14-Sep-1995     USA
GROENDYK LITE                   75/318796         02-Jul-1997     USA
GROENDYK MANUFACTURING CO.
and design                      479242            30-Jul-1997     Canada
GROENDYK MANUFACTURING CO.
and design                      534333            18-Nov-1996     Mexico
GROENDYK MANUFACTURING CO.      796049            30-Oct-1995     Canada
GROENDYK MANUFACTURING CO.      521960            08-May-1996     Mexico
GROENDYK MANUFACTURING CO.
and design                      2033090           21-Jan-1997     USA
HOOVER-HANES                    2107412           21-Oct-1997     USA
INSUL-LOCK                      1639099           26-Mar-1991     USA
INSUL-SHEET                     382016            22-Mar-1991     Canada

INSUL-SHEET                     374189            19-Mar-1990     Mexico
INSUL-SHEET                     1549154           25-Jul-1989     USA
INSUL-TAPE                      1555760           12-Sep-1989     USA
INSUL-TUBE                      A269137           15-Sep-1975     Australia
INSUL-TUBE                      193680            31-Aug-1973     Canada
INSUL-TUBE                      519772            28-Mar-1996     Mexico
INSUL-TUBE                      539679            01-Jan-1997     Mexico
INSUL-TUBE                      945587            24-Oct-1972     USA
M MIDWEST RUBBER CUSTOM
MIXING C                        75/210387         09-Dec-1996     USA
MIDWEST RUBBER CUSTOM
MIXING COR                      75/211542         None indicated  USA
NP77                            1440612           26-May-1987     USA
OLE TEX                         2042253           04-Mar-1997     USA
OLETEX                          TMA 472199        06-Mar-1997     Canada
OLETEX                          506039            28-Sep-1995     Mexico
OLETEX                          506038            28-Sep-1995     Mexico
OLETEX CROSS LINKED
OLEFIN FOAMS                    2051192           08-Apr-1997     USA
OLETEX CROSS-LINKED
OLEFIN FOAMS                    TMA473128         20-Mar-1997     Canada
OLETEX CROSS-LINKED
OLEFIN FOAMS                    225734            28-Feb-1995     Mexico
OLETEX CROSS-LINKED
OLEFIN FOAMS                    509238            31-Oct-1995     Mexico
R AND DESIGN                    1457078           15-Sep-1987     USA
R RUBATEX and design            2052860           15-Apr-1997     USA
RUBATEX                         200254            05-Jul-1974     Canada
RUBATEX                         1097981           20-Oct-1986     Fed. Republic
                                                                  of Germany
RUBATEX                         1282513           23-Aug-1984     France
RUBATEX                         1282513           23-Aug-1984     France
RUBATEX                         89035/1984        09-Aug-1984     Japan
RUBATEX                         176370            23-Nov-1971     Mexico
RUBATEX                         176302            23-Nov-1971     Mexico
RUBATEX                         55938             23-Nov-1971     Mexico
RUBATEX                         170370            23-Nov-1971     Mexico
RUBATEX                         84-5631           01-Aug-1984     Sweden
RUBATEX                         B1223917          01-Aug-1984     United
                                                                  Kingdom

RUBATEX                         972640            13-Nov-1973     USA
RUBATEX (STYLIZED)              722959            24-Oct-1961     USA
RUBATEX PETITE-2                278769            17-Nov-1975     Switzerland
RUBATEX PETITE-3                278770            17-Nov-1975     Switzerland
RULATEX                         726980            17-Feb-1954     United
                                                                  Kingdom
SEATEX                          827479            31-Oct-1996     Canada
SEATEX                          516003            30-Jan-1996     Mexico
SEATEX                          2028635           07-Jan-1997     USA
SOF'N BACKEEZY                  1693210           09-Jun-1992     USA
SOFT'N HANDEEZY                 1692987           09-Jun-1992     USA
SOFT'N KNEEZY (STYLIZED)        1627155           11-Dec-1990     USA
SUPPORT-TEX; TEX-WRAP       None indicated     None indicated     USA
TEX RUBATEX PIONEER
MANUFACTURER                    972641            13-Nov-1973     USA
TEX-SKIN                        277454            21-Aug-1975     Switzerland
TEX-SKIN                        75/198734         15-Nov-1996     USA
THERMA-CEL                      838468            05-Mar-1997     Canada
THERMA-CEL                      545687            31-Mar-1997     Mexico
THERMA-CEL                      1284312           03-Jul-1984     USA
THERMA-CEL SEAM SEAL        None indicated     None indicated     USA
THERMATEX; OCEAN ACTIVE;
SEAL TEX                    None indicated     None indicated     USA
UNIVERSAL POLYMER & RUBBER  None indicated     None indicated     USA
UP&R                            75/197437         13-Nov-1996     USA

TRADEMARK LICENSES

                                         TRADEMARK
                                     REGISTRATION NUMBER
                                       OR (APPLICATION     REGISTRATION OR
       OWNER             TRADEMARKS     SERIAL NUMBER)      (FILING DATE)     COUNTRY
       -----             ----------  -------------------   ---------------    -------
Uniroyal Ltd.             ENSO-FOAM        247509            27-Jun-1980      Canada
Uniroyal Technology
Corporation               ENSOLEX          674363            24-Feb-1959      USA
United States Rubber
Company                   ENSOLITE         186026            19-Feb-1964      Australia
Uniroyal, Inc.            ENSOLITE         63837             17-Jun-1981      Greece
Uniroyal Technology
Corporation               ENSOLITE         3209812           No date shown    Japan
Uniroyal Technology
Corporation               ENSOLITE         569399            20-Jan-1953      USA
Halstead Industries Inc.  INSUL-TUBE       141384            17-Apr-1979      Mexico

                                                                 Schedule A
                                            to Trademark Security Agreement
                                            -------------------------------


                                   GRANTORS
                                   --------

Groendyk Manufacturing Company, Inc.
Hoover-Hanes Rubber Custom Mixing Corp.
Midwest Rubber Custom Mixing Corp.
OleTex Inc.
Rubatex Corporation
Universal Polymer & Rubber Inc.
Universal Rubber Company
Waltex Corporation